As filed with the Securities and Exchange Commission on March 16, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FTAI INFRASTRUCTURE INC.
(Exact name of registrant as specified in its charter)

Delaware	87-4407005
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 45th Floor
New York, New York 10105
(212) 798-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kevin Krieger, Esq.
c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 45th Floor
New York, New York 10105
(212) 798-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Michael J. Schwartz, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
(212) 735-3000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

FTAI INFRASTRUCTURE INC.

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
PURCHASE CONTRACTS
AND
PURCHASE UNITS
We may offer, issue and sell from time to time, together or separately, shares of our common stock; shares of our preferred stock, which we may issue in one or more series; depositary shares representing our preferred stock; our debt securities, which may be senior, subordinated or junior subordinated debt securities; warrants to purchase debt or equity securities; subscription rights to purchase our common stock, our preferred stock or our debt securities; purchase contracts to purchase our common stock, our preferred stock or our debt securities; or purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.
In addition, this prospectus registers 2,852,049 shares of common stock that may be offered for resale from time to time by certain of our stockholders (collectively, the “selling stockholders”) to whom the shares have been or may be issued.
If required, we will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. These securities also may be resold by selling stockholders, whether owned on the date hereof or hereafter. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering and the identities of any selling stockholders. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
The Nasdaq Global Select Market (“Nasdaq”) lists our common stock under the trading symbol under the symbol “FIP.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Unless otherwise provided in the applicable prospectus supplement, in the event that we offer equity securities to the public, we intend to simultaneously grant to our manager, FIG LLC (our “Manager”), or to an affiliate of our Manager, an option with respect to a number of shares of our common stock equal to up to 10% of (i) the aggregate number of shares of our common stock being issued in such offering at an exercise price per share equal to the offering price per share, as determined by a committee of our board of directors, or (ii) if such equity issuance relates to equity securities other than our common stock, the number of shares of our common stock (rounded down to the nearest whole share) equal to (x) the gross capital raised in an equity issuance of equity securities other than our common stock (as determined by a committee of our board of directors), divided by (y) the fair market value of shares of a common stock as of the date of such equity issuance.
INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN PROSPECTUS SUPPLEMENTS RELATING TO SPECIFIC OFFERINGS OF SECURITIES AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 7.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is March 16, 2026.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “FTAI Infrastructure,” or the “Company,” and “we,” “our,” and “us” refer to FTAI Infrastructure Inc. and its direct and indirect subsidiaries.
i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell from time to time any combination of the securities described in this prospectus, in one or more offerings at an unspecified aggregate initial offering price.
This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should rely on the information contained or incorporated by reference in this prospectus. Neither we nor any selling stockholder has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling stockholder is making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.
You should assume that the information in this prospectus is accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that we or selling stockholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available on the Internet at the Commission’s website at http://www.sec.gov. Our Commission filings are also available free of charge at our website (www.fipinc.com). We have included our website address in this prospectus solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement. Nasdaq lists our common stock under the trading symbol “FIP.”
We have filed with the Commission a registration statement on Form S-3 under the Securities Act, relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement through the Commission’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Commission allows us to “incorporate by reference” into this prospectus information that we file with the Commission. This permits us to disclose important information to you by referring to these filed documents. Any information referenced this way is considered to be a part of this prospectus and any such information filed by us with the Commission subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have already filed with the Commission except that any information which is furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by referenced herein:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 16, 2026;
•	our Current Reports on Form 8-K, filed with the Commission on January 26, 2026 and February 26, 2026;
•
the portions of the Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 16, 2025, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•	the description of our Capital Stock in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), those reports and documents will be deemed to be a part of this prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with Commission rules). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to FTAI Infrastructure Inc., 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105, Attention: Investor Relations (telephone number (212) 798-6128). Our Commission filings are also available free of charge at our website (www.fipinc.com). We have included our website address in this prospectus solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to us. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this prospectus are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, that the future plans, estimates or expectations contemplated by us will be achieved.
Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. The following is a summary of the principal risk factors that make investing in our securities risky and may materially adversely affect our business, financial condition, results of operations and cash flows. This summary should be read in conjunction with the more complete discussion of the risk factors we face, which are set forth in the “Risk Factors” section of our most-recently filed Form 10-Q, which is incorporated herein by reference. We believe that these factors include, but are not limited to:
•	our ability to successfully operate as a standalone public company;
•
changes in economic conditions generally and specifically in our industry sectors, and other risks relating to the global economy, including, but not limited to, the Russia-Ukraine conflict, the conflicts in the Middle East, public health crises, changing trade policies and tariffs, including related uncertainty or the imposition of modified or additional tariffs, and any related responses or actions by businesses and governments;

•	reductions in cash flows received from our assets;
•	our ability to take advantage of acquisition opportunities at favorable prices;
•	a lack of liquidity surrounding our assets, which could impede our ability to vary our portfolio in an appropriate manner;
•	the relative spreads between the yield on the assets we acquire and the cost of financing;
•	adverse changes in the financing markets we access affecting our ability to finance our acquisitions;
•	customer defaults on their obligations;
•	our ability to renew existing contracts and enter into new contracts with existing or potential customers;
•	the availability and cost of capital, including for future acquisitions, to refinance our debt and to fund our operations;
•	concentration of a particular type of asset or in a particular sector;
•	competition within the rail, energy and intermodal transport sectors;
•	the competitive market for acquisition opportunities;
•	risks related to operating through joint ventures, partnerships, consortium arrangements or other collaborations with third parties;
•	our ability to successfully integrate acquired businesses;
•	obsolescence of our assets or our ability to sell our assets;
•	exposure to uninsurable losses and force majeure events;
•	infrastructure operations and maintenance may require substantial capital expenditures;
•	the legislative/regulatory environment and exposure to increased economic regulation;
•	exposure to the oil and gas industry’s volatile oil and gas prices;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940 and the fact that maintaining such exemption imposes limits on our operations;
•	our ability to successfully utilize leverage in connection with our investments;
•	foreign currency risk and risk management activities;
•	effectiveness of our internal control over financial reporting;
•	exposure to environmental risks, including natural disasters, increasing environmental legislation and the broader impacts of climate change;
•	changes in interest rates and/or credit spreads, as well as the success of any hedging strategy we may undertake in relation to such changes;
•	actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our assets;
•	our dependence on FIG LLC (the “Manager”) and its professionals and actual, potential or perceived conflicts of interest in our relationship with our Manager;
•
effects of the acquisition of Softbank Group Corp.’s (“Softbank”) equity in Fortress Investment Group LLC (“Fortress”) by certain members of management of Fortress and Mubadala Capital, a wholly owned asset management subsidiary of Mubadala Investment Company (“Mubadala”);

•	volatility in the market price of our stock;
•	the inability to pay dividends to our stockholders in the future; and
•	our inability to successfully integrate the businesses of The Wheeling Corporation and Transtar.
These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

FTAI INFRASTRUCTURE INC.
Our Company
We are in the business of acquiring, developing and operating assets and businesses that represent critical infrastructure for customers in the transportation, energy and industrial products industries. We were formed on December 13, 2021 as FTAI Infrastructure LLC, a Delaware limited liability company and subsidiary of FTAI Aviation Ltd. (previously Fortress Transportation and Infrastructure Investors LLC; “FTAI” or “Former Parent”). We are a publicly-traded company trading on Nasdaq under the symbol “FIP.”
Our operations consist of four primary business lines: (i) Railroad, (ii) Ports and Terminals, (iii) Power and Gas and (iv) Sustainability and Energy Transition. Our Railroad business primarily invests in and operates short line and regional railroads in North America. Our Ports and Terminals business, consisting of our Jefferson Terminal and Repauno segments, develops or acquires industrial properties in strategic locations that store and handle for third parties a variety of energy products including crude oil, refined products and clean fuels. Our Power and Gas business develops and operates facilities, such as a 485-megawatt power plant at the Long Ridge terminal in Ohio, that leverage the property’s location and key attributes to generate incremental value. Our Sustainability and Energy Transition business focuses on investments in companies and assets that utilize green technology, produce sustainable fuels and products or enable customers to reduce their carbon footprint. For the year ended December 31, 2025, our Railroad business accounted for 34% of our total revenue, our Ports and Terminals business accounted for 19% of our total revenue and our Power and Gas business accounted for 36% of our total revenue. Corporate and other sources accounted for the remaining 11% of our total revenue.
We target sectors that we believe value strong long-term growth potential and proactively seek investment opportunities within those sectors that we believe will generate strong risk-adjusted returns. We take an opportunistic approach—targeting assets that are distressed or undervalued, or where we believe we can add value through active management, without heavy reliance on the use of financial leverage to generate returns. We also seek to develop incremental opportunities to deploy capital through follow-on investments in our existing assets in order to grow our earnings and create value. While leverage on any individual asset may vary, we target overall corporate leverage for our assets on a consolidated basis of no greater than 50% of our total capital.
We expect to continue to invest in such market sectors and pursue additional investment opportunities in other infrastructure businesses and assets we believe to be attractive and meet our investment objectives. Our team focuses on acquiring a diverse group of long-lived assets or operating businesses that provide mission-critical services or functions to infrastructure networks and typically have high barriers to entry, strong margins, stable cash flows and upside from earnings growth and asset appreciation driven by increased use and inflation. We believe that there are a large number of acquisition opportunities in our markets and that our Manager’s expertise and business and financing relationships, together with our access to capital and generally available capital for infrastructure projects in today’s marketplace, will allow us to take advantage of these opportunities.
Our Manager
We are externally managed by our Manager, an affiliate of Fortress, which has a dedicated team of experienced professionals focused on the acquisition of infrastructure assets since 2002. On December 27, 2017, SoftBank completed its acquisition of Fortress. On May 14, 2024, certain members of Fortress management and affiliates of Mubadala Investment Company, through its wholly owned subsidiary, Mubadala Capital (“Mubadala”), completed their acquisition of 100% of the equity of Fortress from Softbank. While Fortress’s senior investment professionals are expected to remain at Fortress, including those individuals who perform services for us, there can be no assurance that the transaction will not have an adverse impact on us or our relationship with our Manager.
Pursuant to the terms of the management agreement with our Manager (the “Management Agreement”), our Manager provides a management team and other professionals who are responsible for implementing our business strategy and performing certain services for us, subject to oversight by our board of directors. Our Management Agreement has an initial six-year term and is automatically renewed for one-year terms thereafter unless terminated either by us or our Manager. For its services, our Manager is entitled to receive a management fee from us, payable monthly, that is based on the average value of our total equity (including redeemable preferred stock, but excluding non-controlling interests) determined on a consolidated basis in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) as of the last day of the two most recently completed months multiplied by an annual rate of 1.50%. In addition, we are obligated to reimburse certain expenses incurred by our Manager on our behalf.

General
Nasdaq lists our common stock under the trading symbol “FIP.”
We are incorporated in Delaware and our principal executive offices are located at 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105. Our telephone number is (212) 798-6100. Our web address is www.fipinc.com. We have included our website address in this prospectus solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, together with other information in this prospectus and the other documents incorporated by reference into this prospectus. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from any sale of securities for general corporate purposes. We may provide additional information on the use of the net proceeds from any sale of securities in an applicable prospectus supplement or other offering materials relating to the securities.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by any selling stockholder. We may pay certain expenses in connection with sales by selling stockholders.

DESCRIPTION OF DEBT SECURITIES
We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank Trust Company, National Association, as trustee. Holders of our indebtedness will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the global indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, the applicable prospectus supplement and provisions of the applicable indenture and indenture supplement, if any, in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;
•	whether the debt securities will be senior, subordinated or junior subordinated;
•	any applicable subordination provisions for any subordinated debt securities;
•	the maturity date(s) or method for determining same;
•	the interest rate(s) or the method for determining same;
•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•	redemption or early repayment provisions;
•	authorized denominations;
•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;
•	amount of discount or premium, if any, with which such debt securities will be issued;
•	any covenants applicable to the particular debt securities being issued;
•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;
•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;
•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date would be linked, will be described in the applicable prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or to another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or to a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

DESCRIPTION OF CAPITAL STOCK
The following description of our common stock and provisions of our certificate of incorporation and bylaws do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our certificate of incorporation and bylaws, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors are urged to read the exhibits for a complete understanding of our bylaws.
Authorized Capital Stock
Our authorized capital stock consists of:
•	2,000,000,000 shares of common stock, par value $0.01 per share; and
•	200,000,000 shares of preferred stock, par value $0.01 per share.
As of March 13, 2026, 118,163,555 shares of common stock and 160,000 shares of Series B Convertible Junior Preferred Stock were issued and outstanding. All outstanding shares of common stock and Series B Convertible Junior Preferred Stock are fully paid and non-assessable.
Common Stock
No holder of common stock is entitled to preemptive, preferential or similar rights or redemption or conversion rights. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of holders of common stock. Unless a different majority is required by law or by our certificate of incorporation and bylaws, resolutions to be approved by holders of common stock require approval by a simple majority of votes cast at a meeting at which a quorum is present.
Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as provided with respect to any other class or series of shares, the holders of our common stock will possess the exclusive right to vote for the election of directors and for all other purposes. Our certificate of incorporation and bylaws does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors.
Subject to any preference rights of holders of any preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our Series B Convertible Junior Preferred Stock prior to distribution.
Preferred Stock
Our board of directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:
•	restricting dividends in respect of our common stock;
•	diluting the voting power of our common stock or providing that holders of shares of preferred stock have the right to vote on matters as a class;
•	impairing the liquidation rights of our common stock; or
•	delaying or preventing a change of control of us.
Description of Series B Convertible Junior Preferred Stock
As of March 13, 2026, there were 160,000 issued and outstanding shares of Series B Convertible Junior Preferred Stock. The Series B Convertible Junior Preferred Stock is not registered under Section 12 of the Exchange Act.

The Series B Convertible Junior Preferred Stock ranks senior to the Company’s common stock and all other junior equity securities of the Company, and junior to the Company’s existing or future indebtedness and other liabilities (including trade payables) of the Company with respect to payment of dividends, distribution of assets and all other liquidation, winding up, dissolution, dividend and redemption rights.
We expect to pay quarterly compounding, regular dividends on the Series B Convertible Junior Preferred Stock equal to 10.0% per annum if paid-in-kind and 9.0% per annum if paid in cash, subject to increase in accordance with the terms of the Series B Convertible Junior Preferred Stock.
The Series B Convertible Junior Preferred Stock is not mandatorily redeemable at the option of the holders of the Series B Convertible Junior Preferred Stock except upon the occurrence of a change of control. Additionally, the Company has the right to redeem the Series B Convertible Junior Preferred Stock, at any time and from time to time, at a price per share equal to (i) if within the first two years of issuance, (a) an amount in cash that, taken together with any cash dividends paid to the redemption date, would equal 120% of the initial liquidation preference plus (b) 43.75 warrants and (ii) thereafter, 102% of the then-applicable liquidation value. Each warrant would be exercisable for one share of common stock at an exercise price of $8.18.
Each share of Series B Convertible Junior Preferred Stock is convertible by the holder thereof at any time, subject to certain limitations described below, into a number of shares of common stock equal to (i) the then-applicable liquidation value divided by (ii) the conversion price, initially set at $8.18 per share of common stock and subject to certain customary anti-dilution adjustments. Should the cumulative number of shares of common stock delivered upon conversion of the Series B Convertible Junior Preferred Stock (or exercise of any warrants issued as part of an optional redemption of Series B Convertible Junior Preferred Stock) exceed 22,237,370 shares, all further conversion and exercise consideration will be payable in cash in lieu of shares, calculated based on the volume-weighted average price per share of common stock on the trading day immediately preceding the conversion date, unless the Company obtains shareholder approval to issue such consideration in shares of common stock. Furthermore, no holder of Series B Convertible Junior Preferred Stock (or any warrants issued as part of an optional redemption of Series B Convertible Junior Preferred Stock) may convert any share of Series B Convertible Junior Preferred Stock (or exercise any warrant) into shares of common stock if and to the extent that such conversion or exercise would result in such holder beneficially owning in excess of 19.99% of the total number of shares of common stock issued and outstanding immediately following such conversion, determined in accordance with Rule 13d-3 under the Exchange Act.
The certificate of designations for the Series B Convertible Junior Preferred Stock also contains negative covenants limiting how the Company and certain subsidiaries can act. These covenants, among other things, limit the Company and certain subsidiaries’ ability to (i) incur indebtedness, (ii) issue equity interests of the Company ranking pari passu with, or senior in priority to, the Series B Convertible Junior Preferred Stock, (iii) pay dividends or make other distributions and (iv) consummate a change of control without concurrently redeeming the shares of Series B Convertible Junior Preferred Stock.
Investors’ Rights Agreement
In connection with the issuance of the Series B Convertible Junior Preferred Stock, the Company entered into an investor rights agreement (the “Series B Investor Rights Agreement”) with certain holders of the Series B Convertible Junior Preferred Stock. The Series B Investor Rights Agreement sets forth the holders’ right to receive certain quarterly and annual financial and other information of the Company. The Series B Investor Rights Agreement also sets forth registration rights in favor of the holders, restrictions on transfer of shares of Series B Convertible Junior Preferred Stock by the holders and certain holders’ right to designate one individual to serve on the Company’s Board of Directors.
Warrants
The Company has outstanding (i) Series I Warrants entitling the holders thereof to purchase 3,342,566 shares of common stock, at an initial exercise price equal to $10.00 per share (as adjusted in accordance with the Amended and Restated Warrant Agreement, dated as of February 26, 2025, between the Company and Equiniti Trust Company, LLC (the “Warrant Agreement”)), exercisable until the Expiration Time (as defined below); and (ii) Series I-A Warrants entitling the holders thereof to purchase 550,000 shares of common stock, at an exercise price equal to $10.00 per share (as adjusted in accordance with the Warrant Agreement), exercisable until the Expiration Time. Such number of shares of common stock purchasable pursuant to the Warrants (the “Warrant Shares”) may be adjusted from time to time to account for stock splits, dividends and similar items and, in the case of the Series I Warrants, for below-market issuances of common equity. The Warrants will expire (the “Expiration Time”) upon the earlier of August 1, 2030 or a sale of the Company.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
The following is a summary of certain provisions of our certificate of incorporation and bylaws that may function to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Delaware Business Combination Statute-Section 203
We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Our certificate of incorporation provides that Section 203 of the Delaware General Corporation Law (the “DGCL”), as amended, an anti-takeover law, will not apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.
Ownership Restrictions for Corporation Securities
Our certificate of incorporation imposes certain restrictions on the transferability and ownership of our common stock, preferred stock, and other interests treated as our “stock” (such stock and other interests, the “Corporation Securities,” such restrictions on transferability and ownership, the “Ownership Restrictions”) by holders who are, or who would become as a result of such transfer, direct or indirect holders of more than 4.8% of our Corporation Securities. Such restrictions are in place in order to preserve our net operating loss carryovers within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Any acquisition of Corporation Securities that results in a stockholder being in violation of these restrictions may not be valid. Subject to certain exceptions (including with respect to Initial Substantial Shareholders, as defined in our certificate of incorporation), the Ownership Restrictions restrict (i) any person or entity (including certain groups of persons) from directly or indirectly acquiring 4.8% or more of the outstanding Corporation Securities and (ii) the ability of any person or entity (including certain groups of persons) already owning, directly or indirectly, 4.8% or more of the Corporation Securities to increase their proportionate interest in, or to sell, the Corporation Securities. Any transferee receiving Corporation Securities that would result in a violation of the Ownership Restrictions will not be recognized as an FTAI Infrastructure shareholder or entitled to any rights of shareholders, including, without limitation, the right to vote and receive dividends or distributions, whether liquidating or otherwise, in each case, with respect to the Corporation Securities causing the violation.
The Ownership Restrictions will remain in effect until the earlier of (i) the date on which Section 382 of the Code is repealed, amended, or modified in such a way as to render the restrictions imposed by Section 382 of the Code no longer applicable to us or (ii) a determination by the board of directors that (1) an ownership change would not result in a substantial limitation on our ability to use our available net operating loss carryforwards and other tax attributes; (2) no significant value attributable to our available net operating loss carryforwards and other tax attributes would be preserved by continuing the transfer restrictions; or (3) it is not in our best interests to continue the Ownership Restrictions. The Ownership Restrictions may also be waived by the board of directors on a case by case basis.
Other Provisions of Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws provide that our board shall consist of not fewer than three and not more than nine directors as the board of directors may from time to time determine. Each class of directors are elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, are generally required to effect a change in a majority of our board of directors.
The classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interest. In addition, our certificate of incorporation and bylaws provide that a director may be removed, only for cause, and only by the affirmative vote of at least 80% of the then issued and outstanding shares of common stock entitled to vote in the election of directors.
In addition, our board of directors has the power to appoint a person as a director to fill a vacancy on our board occurring as a result of the death, removal or resignation of a director, or as a result of an increase in the size of our board of directors.
Pursuant to our certificate of incorporation and bylaws, preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all designations, preferences, rights, powers and duties without limitation. Our certificate of incorporation and bylaws do not provide our stockholders with the ability to call a special meeting of the stockholders.
Ability of Our Stockholders to Act
Our certificate of incorporation and bylaws do not permit our stockholders to call special stockholders meetings. Special meetings of stockholders may be called by the chairman of our board of directors, if there be one, the chief executive officer, if there be one, or a majority of the board of directors or a committee of the board of directors that has been duly designated by the board of directors and whose powers include the authority to call such meetings. Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.
Our certificate of incorporation and bylaws also prohibit our stockholders from consenting in writing to take any action in lieu of taking such action at a duly called annual or special meeting of our stockholders.
Our certificate of incorporation and bylaws provide that nominations of persons for election to our board of directors may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by certain stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs and (ii) in the case of a special meeting, not later than the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs.
Forum Selection Clause
Our bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any of our current or former directors, officers, employees or agents to us or our stockholders; (iii) any action asserting a claim against us or any of our current or former directors, officers, stockholders, employees or agents arising out of or relating to any provision of the DGCL or our certificate of incorporation or our bylaws; or (iv) any action asserting a claim against us or any of our current or former directors, officers, stockholders, employees or agents governed by the internal affairs doctrine of the State of Delaware. Our bylaws also provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Moreover, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and our bylaws will provide that the exclusive forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.
Our bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock will be deemed to have notice of and to have consented to the foregoing provisions; provided, however, that stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. We recognize that the forum selection clause in our bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the forum selection clause in our bylaws may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.
Corporate Opportunity
Under our certificate of incorporation, to the extent permitted by law:
•
the Fortress Parties and Ares and their affiliates (the “Ares Parties”) have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;

•
if the Fortress Parties or the Ares Parties, or any of each of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, each has no duty to offer such corporate opportunity to us, our stockholders or affiliates;

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and
•
in the event that any of our directors and officers who is also a director, officer or employee of any of the Fortress Parties or the Ares Parties, acquire knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if any of the Fortress Parties or the Ares Parties pursues or acquires the corporate opportunity or if such person did not present the corporate opportunity to us.

Transfer Agent
The registrar and transfer agent for our common stock is Equiniti Trust Company, LLC, 48 Wall Street, Floor 23, New York, New York 10005.
Listing
Our common stock is listed on Nasdaq under the symbol “FIP.”

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the shares of preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.
While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Stock
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.
Conversion
If shares of a series of preferred stock are convertible into shares of common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:
•	All outstanding depositary shares to which it relates have been redeemed or converted.
•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.
Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
•	the title of the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time; and
•	information with respect to book-entry procedures, if any.
Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our common stock, our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
•	the price, if any, for the subscription rights;
•	the number and terms of each share of common stock or each share of preferred stock or debt securities which may be purchased per each subscription right;
•	the exercise price payable for each share of common stock or each share of preferred stock or debt securities upon the exercise of the subscription rights;
•	the extent to which the subscription rights are transferable;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the Commission if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.
The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the Commission if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING STOCKHOLDERS
This prospectus also relates to the offer and sale from time to time of up to 2,852,049 shares of common stock by the Selling Stockholders identified in the table below. The Selling Stockholders identified below may currently hold or acquire at any time shares of common stock in addition to those registered hereby.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Unless otherwise noted, the mailing address of each listed beneficial owner is 1345 Avenue of the Americas, 45th Floor, New York, New York 10105.
The information in the below table (other than the percentages of our outstanding shares of common stock beneficially owned) in respect of the Selling Stockholders was furnished by or on behalf of the Selling Stockholders and is as of March 16, 2026. The Company has a material relationship with each of the Selling Stockholders listed in the table below. An affiliate of Fortress Investment Group LLC is the Company’s Manager.
Our Manager and Fortress Transportation and Infrastructure Master GP LLC are each party to a registration rights agreement with us pursuant to which our Manager and its affiliates and Fortress Transportation and Infrastructure Master GP LLC and its affiliates are granted certain rights to register shares of common stock held by them under the Securities Act.
The Selling Stockholders are not obligated to sell any of the shares of common stock offered by this prospectus. Because the Selling Stockholders identified in the table may sell some or all of the shares of common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any such common stock, no estimate can be given as to the number of shares covered by this prospectus that will be held by the Selling Stockholders upon termination of this offering. Therefore, for the purposes of the following table we have assumed that the Selling Stockholders will sell all of the shares of common stock beneficially owned by them that are covered by this prospectus, but will not sell any other shares of common stock that they may currently own.

Name of Selling Stockholder	Immediately Prior to Offering			Immediately After this Offering
	Amount and Nature of Beneficial Ownership(1)	Percentage of Class	Shares Offered	Amount and Nature of Beneficial Ownership	Percentage of Class
Fortress Investment Group LLC	2,852,049	*%(2)	2,852,049	—	—

(1)	The number shown includes and shares of common stock underlying outstanding options held by the Selling Stockholder that are exercisable within 60 days of the date hereof.
(2)	Denotes less than 1%.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock by a Non-U.S. Holder (as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, rulings, and other administrative pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect.
This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor, or to certain types of investors subject to special tax rules (including financial institutions; insurance companies; broker-dealers; regulated investment companies; partnerships and trusts; expatriates or former long-term residents of the United States; “controlled foreign corporations”; “passive foreign investment companies”; corporations that accumulate earnings to avoid U.S. federal income tax; persons who hold our common stock on behalf of other persons as nominees; holders that receive our common stock through the exercise of stock options or otherwise as compensation; persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or other integrated investment; tax-exempt organizations; holders who are subject to special exemptions or other special rules under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”); and persons that own (actually or constructively) more than 5% of our common stock). In addition, this summary does not discuss state, local, or foreign tax considerations, nor does it address U.S. federal estate tax considerations.
This summary is limited to Non-U.S. Holders who purchase our common stock for cash pursuant to an offering under this prospectus and assumes that investors will hold our common stock as a capital asset (generally, property held for investment). No advance ruling from the IRS has been or will be sought regarding any matter discussed in this information statement. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. For purposes of this discussion under this heading “U.S. Federal Income Tax Considerations for Non-U.S. Holders,” a “Non-U.S. Holder” is a holder of our common stock that is neither a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes nor any person that, for such purposes, is any of the following:
•	a citizen or resident of the United States;
•	a corporation created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;
•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our shares the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Accordingly, partnerships or other pass-through entities that hold shares of our common stock and partners or members in these partnerships or other pass-through entities should consult their tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership, and disposition of shares of our common stock.
The U.S. federal income tax treatment of a particular holder depends upon determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any holder of our common stock will depend on the holder’s particular tax circumstances. Accordingly, each holder is urged to consult its tax advisor regarding the federal, state, local, and foreign tax consequences of acquiring, holding, exchanging, or otherwise disposing of our common stock.
Distributions
Distributions with respect to our common stock will be treated as dividends to the extent paid from our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. If a distribution exceeds our current and accumulated earnings and profits, then subject to the next sentence, the excess will be treated first as a return of capital to the extent of a holder’s adjusted tax basis in our common stock (reducing that basis accordingly) and thereafter as capital gain from the sale or exchange of such common stock, which would be subject to the tax treatment described below in “—Dispositions.” Because we are expected to be a U.S. real property holding corporation (as described below), withholding may be required equal to 15% of any distribution to a Non-U.S. Holder that exceeds our current and accumulated earnings and profits if our common stock is not then treated as regularly traded on an established securities market.
Generally, distributions treated as dividends paid to a Non-U.S. Holder with respect to our common stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty. Distributions treated as dividends that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment of such Non-U.S. Holder) are, however, generally subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. person and (assuming compliance with certain certification requirements) are exempt from the 30% withholding tax. Any such effectively connected distributions received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% (or lower applicable treaty rate).
To claim the benefit of an applicable tax treaty or an exemption from withholding because the income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, a Non-U.S. Holder will generally be required to provide a properly executed Internal Revenue Service Form W-8BEN or W8BEN-E (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (for income effectively connected with a trade or business in the United States) or other suitable form. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under a relevant tax treaty.
Dispositions
A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on the sale, exchange or other disposition of our common stock unless:
•
the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such Non-U.S. Holder);

•
in the case of a Non-U.S. Holder that is a non-resident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met; or

•
we are or have been a “United States real property holding corporation” (“USRPHC”) at any time within the shorter of the five-year period ending on the date of such sale, exchange, or other taxable disposition or the period that such Non-U.S. Holder held our common stock and either (a) our common stock is not treated as regularly traded on an established securities market at the time of the sale, or (b) such Non-U.S. Holder owns or owned (actually or constructively) more than 5% of our common stock at any time during the shorter of the two periods mentioned above.

If gain or loss on the disposition of our common stock is effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such Non-U.S. Holder), such gain or loss will be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. person, and in the case of a Non-U.S. Holder that is a foreign corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower applicable treaty rate). If a Non-U.S. Holder is an individual that is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met, the Non-U.S. Holder generally will be subject to a flat income tax at a rate of 30% (or lower applicable treaty rate) on any capital gain recognized on the disposition of our common stock, which may be offset by certain U.S. source capital losses.
With respect to the third bullet above, a corporation generally is a USRPHC if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are likely to be a USRPHC. In addition, although we anticipate that our common stock will be treated as “regularly traded on an established securities market,” no assurance can be given that our common stock will continue to be so treated in the future. If the third bullet above applies to a Non-U.S. Holder, gain recognized on the disposition of our common stock generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. person. In addition, if our common stock ceased to be “regularly traded,” the transferee in any disposition would generally be required to withhold 15% of the amount realized on the disposition. Non-U.S. Holders should consult their tax advisors regarding the foregoing rules.
Foreign Account Tax Compliance Act
Legislation enacted in 2010 and existing guidance issued thereunder require withholding at a rate of 30% on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the United States Department of the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Internal Revenue Service. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify the foregoing requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

CERTAIN ERISA AND BENEFIT PLAN CONSIDERATIONS
The United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the corollary provisions of Section 4975 of the Code, impose certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA and plans, arrangements, and accounts that are subject to Section 4975 of the Code, respectively, including entities such as collective investment funds, separate accounts and insurance company general accounts whose underlying assets include the assets of such plans (collectively, “Plans”), and on those persons who are fiduciaries with respect to Plans.
Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to a Plan, is generally considered to be a fiduciary of the Plan. Investments by Plans subject to ERISA, including entities such as collective investment funds, separate accounts and insurance company general accounts whose underlying assets include the assets of Plans for purposes of ERISA (collectively, “ERISA Plans”) are subject to ERISA’s general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan and applicable provisions of ERISA. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Risk Factors” and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the securities.
Prohibited Transactions
Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plan, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction with a Plan may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. In addition, a fiduciary of the Plan who caused the Plan to engage in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code, and the transaction may need to be reversed.
For example, prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if a security is acquired with the assets of a Plan with respect to which the selling stockholders is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire a security and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by independent qualified professional asset managers), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 95-60 (relating to investments by insurance company general accounts), and PTCE 96-23 (relating to transactions effected by in-house asset managers) (“Investor-Based Exemptions”). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest or disqualified person that is a service provider to an ERISA Plan investing in the securities for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the securities or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan (the “Service Provider Exemption”). There can be no assurance that any of these Investor-Based Exemptions, the Service Provider Exemption, or any other administrative or statutory exemption will be available with respect to all prohibited transactions that might arise in connection with an investment in any securities to be offered pursuant to this prospectus.
Governmental plans, certain church plans, and non-U.S. plans (“Other Plan Investors”), while not subject to the fiduciary responsibility provisions of Title I of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state, local or other federal or non-U.S. laws that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Laws”). Fiduciaries of Other Plan Investors should consult with their counsel before acquiring a security hereunder.
Plan Assets
Under 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), a Plan’s assets may be deemed to include an interest in the underlying assets of an entity if the Plan acquires an “equity interest” in such an entity and no exception under the Plan Asset Regulation is applicable. In that event, the operations of such an entity would be subject to the fiduciary standards of ERISA and could result in prohibited transactions under ERISA and the Code. Under the Plan Assets Regulation, if a Plan acquires a “publicly-offered security,” the issuer of the security is not deemed to hold plan assets of the investing Plan as a result of such acquisition. A publicly-offered security is a security that (i) is freely transferable, (ii) is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and (iii) is either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is part is registered under the Exchange Act within the requisite time.
We believe our common stock currently meet the above criteria and it is anticipated that such shares will continue to meet the criteria of publicly-offered securities.
Representations and Further Considerations
By its acquisition of a security, including an interest in a security, each purchaser and subsequent transferee thereof will be deemed to have represented and warranted either that (a) it is not a Plan and is not using the assets of a Plan, nor is it an Other Plan Investor subject to any Similar Law or using the assets of an Other Plan Investor, or (b) neither its acquisition or holding of a security will constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation of Similar Laws, nor is any of the Transaction Parties acting as a fiduciary with respect to the decision to acquire or hold any security. Any purported transfer of such security, or any interest therein to a purchaser or transferee that does not comply with the requirements specified in the applicable documents, will be of no force or effect and shall be null and void ab initio.
Neither the provision of this disclosure nor the sale of a security to a Plan, an Other Plan Investor, or to a person using assets of any Plan or Other Plan Investor to effect its acquisition of the security, is in no respect a representation by any selling stockholder, the Company or their respective affiliates or agents that such an investment meets all relevant legal requirements with respect to investments by Plans or Other Plan Investors generally or any particular Plan or Other Plan Investor, or that such an investment is appropriate for plans generally or any particular ERISA Plan or Other Plan Investor.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions or other violations, it is particularly important that any fiduciary of a Plan or Other Plan Investor or other person who proposes to use assets of any Plan or Other Plan Investor to acquire a security consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, Section 4975 of the Code, and any applicable Similar Laws, to such an investment, and to confirm that such investment will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code, or any other applicable Similar Laws. Purchasers of the securities, or any interest therein, have the exclusive responsibility for ensuring that their purchase and holding of a security, or any interest therein, complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA and the Code or violate any applicable Similar Laws.

PLAN OF DISTRIBUTION
We or the selling stockholders may offer and sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
If indicated in an applicable prospectus supplement, we may sell our common stock under a newly established dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;
•
enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•
loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities covered by this prospectus may be sold:
•	on a national securities exchange;
•	in the over-the-counter market; or
•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•	the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchange or markets on which the securities may be listed; and
•	other material terms of the offering.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
In addition to selling its equity securities under this prospectus, a selling stockholder may:
•	transfer its equity securities in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;
•	sell its equity securities under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or
•	sell its equity securities by any other legally available means.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We or the Selling Stockholders will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the Selling Stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we or the selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We or the Selling Stockholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We or the Selling Stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we or the selling stockholders may enter into agreements with such underwriters or agents pursuant to which we or the selling stockholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We or the selling stockholders may sell the offered securities to dealers as principals. We or the selling stockholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We or the selling stockholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We or the selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We or the selling stockholders will enter into such delayed contracts only with institutional purchasers that we or the selling stockholders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We or the selling stockholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common stock, which is listed on Nasdaq. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We or the selling stockholders have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement.
In connection with any offering of common stock, the underwriters may purchase and sell common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS
The consolidated financial statements of FTAI Infrastructure Inc. appearing in FTAI Infrastructure Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of FTAI Infrastructure Inc.’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon such reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
INDEPENDENT AUDITORS
The financial statements of The Wheeling Corporation and Subsidiaries as of June 30, 2025 and 2024 and for the years then ended, included in FTAI Infrastructure Inc.’s Current Report on Form 8-K/A, dated October 24, 2025, have been audited by Bowers & Company, independent registered public accounting firm, as stated in their report appearing therein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The expenses relating to the registration of the securities will be borne by the Registrant. The following expenses, with the exception of the Securities and Exchange Commission Registration Fee, are estimates.

Securities and Exchange Commission Registration Fee	$ *
Trustee Fees and Expenses	$
Transfer Agent Fees and Expenses	$
Printing and Engraving Fees and Expenses	$
Accounting Fees and Expenses	$
Legal Fees	$
Total	$**

*
To be deferred pursuant to Rule 456(b) of the Securities Act, and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.

**
These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.
Indemnification Agreements. Our certificate of incorporation and bylaws provide that we may indemnify any person who is or was a director, officer, employee or agent of us to the fullest extent permitted by Delaware law. The indemnification provisions contained in our certificate of incorporation and bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we have entered into separate indemnification agreements with each of our directors and executive officers, which are broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act and is therefore unenforceable.
Insurance. We maintain directors’ and officers’ liability insurance, which covers directors and officers of our Company against certain claims or liabilities arising out of the performance of their duties.

Underwriting Agreement. Any future underwriting agreement with the selected underwriters will provide for the indemnification of the directors and officers of our Company against specified liabilities related to this prospectus under the Securities Act in certain circumstances.
ITEM 16.	EXHIBITS.
The Exhibits to this registration statement are listed in the Index to Exhibits and are incorporated herein by reference.
ITEM 17.	UNDERTAKINGS.
(a)	The undersigned registrant hereby undertakes:
1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
5)
The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT
1.1*	Form of Underwriting Agreement for common stock, preferred stock, warrants or debt securities.
3.1	Amended and Restated Certificate of Incorporation of FTAI Infrastructure Inc (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed on August 1, 2022).
3.2	Amended and Restated Bylaws of FTAI Infrastructure Inc. (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K, filed on August 1, 2022).
3.3
Certificate of Designations of Series B Convertible Junior Preferred Stock of FTAI Infrastructure Inc., dated as of February 26, 2025 (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed on February 27, 2025).

4.1
Form of Debt Securities Indenture (including form of Debt Security) (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3, filed on November 22, 2022 (File No. 333-268508)).

4.2*	Form of any Preferred Stock Certificate.
4.3*	Form of Debt Warrant Agreement.
4.4*	Form of Debt Warrant Certificate.
4.5*	Form of Stock Warrant Agreement.
4.6*	Form of Stock Warrant Certificate.
4.7*	Form of Deposit Agreement.
4.8*	Form of Depositary Receipt.
4.9*	Form of Purchase Contract.
4.10*	Form of Purchase Unit.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.3	Consent of Bowers & Company, independent auditors.
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages hereto).
25.1**	Statement of Eligibility on Form T-1 of the Trustee under the Indenture pursuant to the Trust Indenture Act of 1939, as amended.
107	Filing Fee Table.

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated by reference.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 16, 2026.

FTAI INFRASTRUCTURE INC.

By:	/s/ Kenneth J. Nicholson
	Name:	Kenneth J. Nicholson
	Title:	Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint each of Kenneth J. Nicholson and Carl Russell (“Buck”) Fletcher IV to be their lawful attorneys-in-fact and agents with full and several powers of substitution, in their names, places and steads and on their behalf, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which said attorney-in-fact and agent may deem necessary or advisable to be done or performed in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth J. Nicholson	Chief Executive Officer and President (Principal Executive Officer)	March 16, 2026
Kenneth J. Nicholson

/s/ Carl Russell (“Buck”) Fletcher IV	Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	March 16, 2026
Carl Russell (“Buck”) Fletcher IV

/s/ Joseph P. Adams, Jr.	Chairman of the Board	March 16, 2026
Joseph P. Adams, Jr.

/s/ James L. Hamilton	Director	March 16, 2026
James L. Hamilton

/s/ Judith A. Hannaway	Director	March 16, 2026
Judith A. Hannaway

/s/ Ray M. Robinson	Director	March 16, 2026
Ray M. Robinson

/s/ Matthew Rinklin	Director	March 16, 2026
Matthew Rinklin